UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2011

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

(Exact name of registrant as specified in its charter)

New Hampshire	001-06392	02-0181050
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Park 780 North Commercial Street Manchester, New Hampshire	03101-1134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 669-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2                                             Financial Information

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 26, 2011, Public Service Company of New Hampshire (“PSNH” or the “Company”) issued $122,000,000 aggregate principal amount of its 4.05% First Mortgage Bonds, Series Q, due 2021 (the “Bonds”), pursuant to an Underwriting Agreement, dated May 19, 2011, among Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the underwriters named therein, and PSNH (the “Underwriting Agreement”).  The Bonds were issued under an Eighteenth Supplemental Indenture, dated as of May 1, 2011, between PSNH and U.S. Bank National Association, Trustee, supplementing the First Mortgage Indenture, dated as of August 15, 1978, between the Company and U.S. Bank National Association as Trustee, as amended and supplemented.

Section 3                                             Securities and Trading Markets

Item 3.03               Material Modification to Rights of Security Holders.

Effective June 1, 2011, PSNH amended and restated its First Mortgage Indenture, dated as of August 15, 1978, as amended (the “Indenture”), substantially in its entirety (as amended, the “Amended and Restated Indenture”). To become effective under the Indenture, the “First Effective Date” changes specified in the Amended and Restated Indenture required the consent of the holders of not less than a majority in principal amount of all PSNH bonds then outstanding under the Indenture.

On June 1, 2011, PSNH effected the redemption of an aggregate of $119.8 million principal amount of certain Pollution Control Refunding Revenue Bonds originally issued by the Business Finance Authority of the State of New Hampshire.  The redemption of these bonds resulted in the redemption of an aggregate of $119.8 million principal amount of certain of the Company’s first mortgage bonds.  Following the redemption of these first mortgage bonds, the holders of a majority of the total principal amount of PSNH bonds currently outstanding under the Indenture are, pursuant to consents provided when such bonds were issued, deemed to have consented to the terms of the Amended and Restated Indenture that require such majority consent to become effective on the “First Effective Date,” and the Amended and Restated Indenture became effective.  The remaining changes require the consent of the holders of 100% in principal amount of all PSNH bonds then outstanding under the PSNH Indenture. As a result, these remaining changes will not become effective until the date on which the Company receives the required unanimous consent (the “Second Effective Date”).  The Company presently expects that the Second Effective Date will occur no earlier than the date on which the last series of PSNH bonds that has not already consented to the Amended and Restated Indenture matures in 2035.

The First Effective Date amendments to the PSNH Indenture include: (i) expansion of the types of property excepted from the lien of the Amended and Restated Indenture and the types of senior liens permitted thereunder; (ii) replacement of detailed issuance requirements with a new, streamlined issuance test; (iii) elimination of the renewal and replacement fund requirement; (iv) simplification of procedures for the release of minor properties; (v) easing of limitations for the application or withdrawal of cash deposited with the Trustee; (vi) expansion of the grace periods for events of default from 30 days to 90 days; and (vii) changes to the procedures for amending the Amended and Restated Indenture with and without the consent of the bondholders.

For further information, reference is made to the Composite Amended and Restated Indenture, which is filed as Exhibit 4.3 hereto (attached as Schedule C to the Eighteenth Supplement Indenture filed as Exhibit 4.1 hereto) and incorporated herein by reference.

Section 9                                             Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

1	Underwriting Agreement, dated May 19, 2011, among Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the underwriters named therein, and PSNH.

4.1	Eighteenth Supplemental Indenture establishing the terms of the Bonds, dated as of May 1, 2011, between PSNH and U.S. Bank National Association, as Trustee (the “Supplemental Indenture”).

4.2	Form of Series Q Bond (included as Schedule A to the Eighteenth Supplemental Indenture filed herewith as Exhibit 4.1).

4.3

Composite Amended and Restated Indenture, effective June 1, 2011, between PSNH and U.S. Bank National Association, as Trustee (included as Schedule C to the Eighteenth Supplemental Indenture filed herewith as Exhibit 4.1)

5	Legal opinion of Jeffrey C. Miller, Esq. relating to the validity of the Bonds (including consent).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE
(Registrant)

June 2, 2011	By:	/s/ SUSAN B. WEBER
Susan B. Weber
Assistant Treasurer - Finance